Exhibit 10.27

RESTRICTED SHARE AWARD NOTICE

to [NAME]

Pursuant to the United Continental Holdings, Inc.

2008 Incentive Compensation Plan

This Restricted Share Award Notice (this “Award Notice”) is provided pursuant to the United Continental Holdings, Inc. 2008 Incentive Compensation Plan (the “Plan”), and sets forth the terms and conditions of an award (the “Award”) of [Restricted Shares] shares (the “Restricted Shares”) of the Common Stock, $0.01 par value, of United Continental Holdings, Inc., a Delaware corporation (the “Company”) granted to [Grantee_First_Name] [Grantee_Last_Name] (“you” or the “Grantee”) by the Company on [Grant_Month] [Grant_Day], [Grant_Year].

This Award is subject to certain restrictions on transfer, risks of forfeiture, restrictive covenants (including confidentiality and non-competition obligations), and other terms and conditions specified herein and in the Plan. You must accept this Award, in accordance with Section 18 below, within forty-five (45) calendar days of the date of grant above or it will be cancelled and void as of 11:59 p.m. central standard time on the 45th calendar day following the date of grant.

SECTION 1. The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Notice. In the event of any conflict between the terms of the Plan and the terms of this Award Notice, the terms of the Plan shall govern; provided, however, that this Award shall be subject to the terms of any applicable employment agreement between you and the Company or an Affiliate that is in effect at the time of your Termination of Employment (provided, however, that (i) the terms of the Plan relating to the treatment of Awards upon death or disability and (ii) the terms of Section 8 of this Award relating to your post-termination obligations shall govern in each case, notwithstanding the terms of any such employment agreement).

SECTION 2. Definitions. Capitalized terms used in this Award Notice that are not defined in this Award Notice have the meanings as used or defined in the Plan. As used in this Award Notice, the following terms have the meanings set forth below:

“Business Partner” has the meaning set forth in Section 8 below.

“Competitor” has the meaning set forth in Section 8 below.

“Coverage Period” has the meaning set forth in Section 8 below.

“Proprietary or Confidential Information” has the meaning set forth in Section 8 below.

“Qualifying Event” means your Termination of Employment on the date upon which a Change of Control occurs or within two (2) years thereafter under circumstances which would permit you to receive a cash severance payment pursuant to an employment agreement between you and the Company or an Affiliate or, if no such employment agreement exists, then pursuant to the severance plan, if any, of the Company or an Affiliate then covering you; provided, however, that a Qualifying Event shall not include any such Termination of Employment that results from your voluntary separation from service which is not treated as an “involuntary separation from service” pursuant to Treasury regulation section 1.409A-1(n)(2).

“Vesting Date” means the date on which your rights with respect to all or a portion of the Restricted Shares subject to this Award Notice may become fully vested, and the restrictions set forth in this Award Notice may lapse, as provided in Section 3(a) of this Award Notice.

SECTION 3. Vesting and Delivery.

(a) Vesting. This Award shall vest in _[vesting increment to be determined at date of grant] increments on [vesting dates to be determined at date of grant]. On each Vesting Date, your rights with respect to the number of Restricted Shares that corresponds to such Vesting Date, shall become vested, and the restrictions set forth in this Award Notice shall lapse, provided that you must be employed by the Company or an Affiliate and have been and remain in compliance with all of the terms and conditions contained in this Award Notice on the relevant Vesting Date, except as otherwise determined by the Committee in its sole discretion or as provided in the Plan (subject to the terms of any applicable employment agreement between you and the Company or an Affiliate that is in effect at the time of your Termination of Employment; provided, however, that the terms of the Plan relating to the treatment of Awards upon death or disability shall govern notwithstanding the terms of any such employment agreement).

Notwithstanding the preceding provisions of this Section 3(a), if you remain continuously employed by the Company or an Affiliate from the date of grant of this Award until the date upon which a Qualifying Event occurs, then on the date of such Qualifying Event your rights with respect to all Restricted Shares that are not then vested as provided above shall become vested, and the restrictions set forth in this Award Notice (other than with respect to your obligations under Section 8 of this Award) shall lapse with respect to all such Restricted Shares. The provisions of Section 8 of the Plan shall not apply to this Award.

(b) Delivery of Shares. On and following the date of grant, Restricted Shares may be evidenced in such manner as the Company may determine. If certificates representing Restricted Shares are registered in your name, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, until such time, if any, as your rights with respect to such Restricted Shares become vested. Upon the vesting of your rights with respect to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to you or your legal representative.

SECTION 4. Forfeiture of Restricted Shares. Unless the Committee determines otherwise, and except as otherwise provided in Section 3(a) of this Award Notice, if your rights with respect to any Restricted Shares awarded to you pursuant to this Award Notice have not become vested prior to the date of your Termination of Employment, your rights with respect to such Restricted Shares shall immediately terminate upon your Termination of Employment, and you will be entitled to no further payments or benefits with respect thereto.

SECTION 5. Non-Transferability of Restricted Shares. Unless otherwise provided by the Committee in its discretion and notwithstanding clause (ii) of Section 10(a) of the Plan, prior to the date that they become vested, Restricted Shares may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered by you otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

SECTION 6. Dividends and other Distributions. Dividends and other distributions that are paid or distributed with respect to a Restricted Share (whether in the form of Shares or other property (including cash)) (referred to herein as “Distributions”) shall be subject to the risk of forfeiture applicable to the related Restricted Share and shall be held by the Company or other depository as may be designated by the Committee as a depository for safekeeping. If the Restricted Share to which such Distributions relate is forfeited to the Company, then such Distributions shall be forfeited to the Company at the same time such Restricted Share is so forfeited. If the Restricted Share to which such Distributions relate becomes vested, then such Distributions shall be paid and distributed to you as soon as administratively feasible after such Restricted Share becomes vested (but in no event later than March 15 of the calendar year following the calendar year in which such vesting occurs). Distributions paid or distributed with respect to Restricted Shares shall bear such legends, if any, as may be determined by the Committee to reflect the terms and conditions of this Award Notice and to comply with applicable securities laws.

SECTION 7. Withholding, Consents and Legends.

(a) Withholding. The delivery of Share certificates pursuant to Section 3(b) of this Award Notice and the delivery of Distributions is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 10(d) of the Plan. The Company will withhold from the number of Restricted Shares otherwise deliverable to you pursuant to Section 3(b) and from Shares (or other securities) otherwise deliverable to you pursuant to Section 6 a number of Shares (or, to the extent applicable, such other securities) having a Fair Market Value equal to such withholding liability; provided that the Company shall be authorized to take such actions as the Company may deem necessary (including, without limitation, in accordance with applicable law, withholding amounts from any compensation or other amounts owing from the Company to you) to satisfy all obligations for the payment of such taxes.

(b) Consents. Your rights in respect of the Restricted Shares are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third-party record keeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

(c) Legends. The Company may affix to certificates for Shares issued pursuant to this Award Notice any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws). The Company may advise the transfer agent to place a stop order against any legended Shares.

SECTION 8. Restrictive Covenants. Grantee acknowledges that the Company is engaged in a highly competitive business and that the preservation of its Proprietary or Confidential Information (as defined in Section 8(a) below) to which Grantee has been exposed or acquired, and will continue to be exposed to and acquire, is critical to the Company’s continued business success. You also acknowledge that the Company’s relationships with its business partners (which shall mean companies with whom the Company has corporate volume agreements or other high volume business, preferred vendors/suppliers, and travel distribution channel providers, hereinafter “Business Partners”), are extremely valuable and that, by virtue of Grantee’s employment with the Company, you have had or may have contact with such Business Partners on behalf of and for the benefit of the Company. As a result, your engaging in or working for or with any business which is directly or indirectly competitive with the Company’s business, given your knowledge of the Company’s Proprietary or Confidential Information, would cause the Company great and irreparable harm if not done in strict compliance with the provisions of this Section 8. You, therefore, acknowledge and agree that in exchange for the Award and/or access to the Company’s Proprietary or Confidential Information (as defined in Section 8(a) below) you will be bound by, and comply in all respects with, the provisions of this Section 8.

(a) Confidentiality. Grantee shall at all times hold in strict confidence any Proprietary or Confidential Information related to the Company or any of its Affiliates, except that Grantee may disclose such information as required by law, court order, regulation, or similar order. For purposes of this Award Notice, the term “Proprietary or Confidential Information” shall mean all non-public information relating to the Company or any of its Affiliates (including but not limited to all marketing, alliance, social media, advertising, and sales plans and strategies; pricing information; financial, advertising, and product development plans and strategies; compensation and incentive programs for employees; alliance agreements, plans, and processes; plans, strategies, and agreements related to the sale of assets; third party provider agreements, relationships, and strategies; business methods and processes used by the Company and its employees; all personally identifiable information regarding Company employees, contractors, and applicants; lists of actual or potential Business Partners; and all other business plans, trade secrets, or financial information of strategic importance to the Company or its Affiliates) that is not generally known in the airline industry, that was learned, discovered, developed, conceived, originated, or prepared during Grantee’s employment with Company, and the competitive use or disclosure of which would be harmful to the business prospects, financial status, or reputation of the Company or its Affiliates at the time of any disclosure by Grantee.

The relationship between Grantee and the Company and its Affiliates is and shall continue to be one in which the Company and its Affiliates repose special trust and confidence in Grantee, and one in which Grantee has and shall have a fiduciary relationship to the Company and its Affiliates. As a result, the Company and its Affiliates shall, in the course of Grantee’s duties to the Company, entrust Grantee with, and disclose to Grantee, Proprietary or Confidential

Information. Grantee recognizes that Proprietary or Confidential Information has been developed or acquired, or will be developed or acquired, by the Company and its Affiliates at great expense, is proprietary to the Company and its Affiliates, and is and shall remain the property of the Company and its Affiliates. Grantee acknowledges the confidentiality of Proprietary or Confidential Information and further acknowledges that Grantee could not competently perform Grantee’s duties and responsibilities in Grantee’s position with the Company and/or its Affiliates without access to such information. Grantee acknowledges that any use of Proprietary or Confidential Information by persons not in the employ of the Company and its Affiliates would provide such persons with an unfair competitive advantage which they would not have without the knowledge and/or use of the Proprietary or Confidential Information and that this would cause the Company and its Affiliates irreparable harm. Grantee further acknowledges that because of this unfair competitive advantage, and the Company’s and its Affiliates’ legitimate business interests, which include their need to protect their goodwill and the Proprietary or Confidential Information, Grantee has agreed to the post-employment restrictions set forth in this Section 8. Nothing in this Section 8 (a) is intended, or shall be construed, to limit the protection of any applicable law or policy of the Company or its Affiliates that relates to the protection of trade secrets or confidential or proprietary information.

(b) Non-Solicitation of Employees. During Grantee’s employment and for the one-year period following termination of Grantee’s employment for any reason (the “Coverage Period”), Grantee hereby agrees not to, directly or indirectly, solicit, hire, seek to hire, or assist any other person or entity (on your own behalf or on behalf of such other person or entity) in soliciting or hiring any person who is at that time an employee, consultant, independent contractor, representative, or other agent of the Company or any of its Affiliates to perform services for any entity (other than the Company or its Affiliates), or attempt to induce or encourage any such employee to leave the employ of the Company or its Affiliates.

(c) Notice of Intent to Resign. In the event Grantee wishes to voluntarily terminate Grantee’s employment, Grantee agrees to provide the Company with four (4) weeks advance written notice (the “Notice Period”) of Grantee’s intent to do so, and, if Grantee intends or contemplates alternative employment, Grantee also agrees to provide the Company with accurate information concerning such alternative employment in sufficient detail to allow the Company to meaningfully exercise its rights under this Section 8. After receipt of such notice, the Company, in its sole, absolute and unreviewable discretion, may (i) require you to continue working during the Notice Period, (ii) relieve you of some or all of your work responsibilities during the Notice Period, or (iii) shorten the Notice Period and make Grantee’s voluntary termination of employment effective immediately. Notwithstanding the foregoing, if Grantee provides notice of resignation, in no event shall Grantee’s separation of employment be considered an involuntary termination by the Company, even if the effective date of termination is accelerated by the Company.

(d) Non-Competition.

(i) In return for, among other things, this Award and the Company’s promise to provide the Proprietary or Confidential Information described herein, Grantee agrees that during Grantee’s employment and the Coverage Period, Grantee shall not compete with the Company by providing work, services or any other form of assistance (whether or not for compensation) in any capacity, whether as an employee, consultant, partner, or otherwise, to any Competitor (as defined below) that (1) are the same or similar to the services Grantee provided to the Company or (2) creates the reasonable risk that Grantee will (willfully, inadvertently or inevitably) use or disclose the Company’s Proprietary or Confidential Information. “Competitor” means any airline or air carrier that operates or does business in any State, territory, or protectorate of the United States in which the Company or an Affiliate does business and/or in any foreign country in which the Company or an Affiliate has an office, station, or branch or conducts business through its worldwide route structure, as of the date of Grantee’s termination of employment with the Company or any of its Affiliates. Grantee acknowledges that the Company and its Affiliates compete in a world-wide air transportation market that includes passenger transportation and services, air cargo services, repair and maintenance of aircraft and staffing services for third parties, logistics management and consulting, private jet operations and fuel deployment and management, and that the Company’s business plan is international in scope. Grantee agrees that, because the Company’s business is global in scope, this restriction is reasonable. Grantee further acknowledges and agrees that the restrictions imposed in this paragraph will not prevent Grantee from earning a livelihood.

(ii) Notwithstanding the foregoing, should Grantee consider working for or with any actually, arguably, or potentially competing business following the termination of Grantee’s employment with the Company or any of its Affiliates and during the Coverage Period, then Grantee agrees to provide the Company with two (2) weeks advance written notice of Grantee’s intent to do so, and also to provide the Company with accurate information concerning the nature of Grantee’s anticipated job responsibilities in sufficient detail to allow the Company to meaningfully exercise its rights under this paragraph. After receipt of such notice, the Company may then agree, in its sole, absolute, and unreviewable discretion, to waive, modify, or condition its rights under this Section 8. In particular, the Company may agree to modify Section 8 (d)(i) if the Company concludes that (1) the work Grantee will be performing for a Competitor is different from the work Grantee was performing during Grantee’s employment with the Company or any of its Affiliates; and/or (2) there is no reasonable risk that Grantee will (willfully, inadvertently or inevitably) use or disclose the Company’s Proprietary or Confidential Information.

(iii) Further notwithstanding the foregoing, Grantee will not be subject to the non-competition obligations of Section 8 (d) if the termination of Grantee’s employment with the Company constitutes an involuntary termination (which means Grantee’s termination for any reason other than resignation, death, termination for cause, retirement under the Company’s retirement policy or program generally applicable to similarly situated employees, disability, or, if applicable to Grantee, termination by Grantee for “good reason” under the terms of any applicable employment agreement or other agreement or Company plan).

(e) Non-Solicitation of Business Partners. You acknowledge that, by virtue of your employment by the Company or its Affiliates, you have gained or will gain knowledge of the identity, characteristics, and preferences of the Company’s Business Partners, among other Proprietary or Confidential Information, and that you would inevitably have to draw on such information if you were to solicit or service the Company’s Business Partners on behalf of a Competitor. Accordingly, during your employment and the Coverage Period, you agree not to, directly or indirectly, solicit the business of or perform any services of the type you performed or sell any products of the type you sold during your employment with the Company for or to actual or prospective Business Partners of the Company (i) as to which you performed services, sold products or as to which employees or persons under your supervision or authority performed such services, or had direct contact, or (ii) as to which you had access to Proprietary or Confidential Information during the course of your employment by the Company, or in any manner encourage or induce any such actual or prospective Business Partner to cease doing business with or in any way interfere with the relationship between the Company and its Affiliates and such actual or prospective Business Partner. You further agree that during your employment and the Covered Period, you will not encourage or assist any Competitor to solicit or service any actual or prospective Business Partners or otherwise seek to encourage or induce any Business Partners to cease doing business with, or reduce the extent of its business dealings with the Company.

(f) Non-Interference. During Grantee’s employment and the Coverage Period, Grantee agrees that Grantee shall not, directly or indirectly, induce or encourage any Business Partner or other third party, including any provider of goods or services to the Company, to terminate or diminish its business relationship with the Company; nor will Grantee take any other action that could, directly or indirectly, be detrimental to the Company’s relationships with its Business Partners and providers of goods or services or other business affiliates or that could otherwise interfere with the Company’s business.

(g) Non-Disparagement. Grantee agrees during and following employment not to make, or cause to be made, any statement, observation, or opinion, or communicate any information (whether oral or written, directly or indirectly) that (i) accuses or implies that the Company or its Affiliates engaged in any wrongful, unlawful or improper conduct, whether relating to Grantee’s employment (or the termination thereof), the business or operations of the Company or its Affiliates, or otherwise; or (ii) disparages, impugns, or in any way reflects adversely upon the business or reputation of the Company or its subsidiaries or affiliates. Nothing herein will be deemed to preclude Grantee from providing truthful testimony or information pursuant to subpoena, court order, or similar legal process, instituting and pursuing legal action, or engaging in other legally protected speech or activities.

(h) Breach. Grantee acknowledges that the restrictions contained in this Award Notice are fair, reasonable, and necessary for the protection of the legitimate business interests of the Company, that the Company will suffer irreparable harm in the event of any actual or threatened breach by Grantee, and that it is difficult to measure in money the damages which will accrue to the Company by reason of a failure by Grantee to perform any of Grantee’s obligations under this Section 8. Accordingly, if the Company or any of its subsidiaries or affiliates institutes any action or proceeding to enforce their rights under this Section 8, to the extent permitted by applicable law, Grantee hereby waives the claim or defense that the Company or its Affiliates has an adequate remedy at law, Grantee shall not claim that any such remedy at law exists, and Grantee consents to the entry of a restraining order, preliminary injunction, or other preliminary, provisional, or permanent court order to enforce this Award Notice, and expressly waives any security that might otherwise be required in connection with such relief. Grantee also agrees that any request for such relief by the Company shall be in addition and without prejudice to any claim for monetary damages and/or other relief which the Company might elect to assert. In the event Grantee violates any provision of this Section 8, the Company shall be entitled to recover all costs and expenses of enforcement, including reasonable attorneys’ fees, and the time periods set forth above shall be extended for the period of time Grantee remains in violation of the provisions.

SECTION 9. Successors and Assigns of the Company. The terms and conditions of this Award Notice shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

SECTION 10. Committee Discretion. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Notice, and its determinations shall be final, binding and conclusive.

SECTION 11. Forfeiture. Grantee acknowledges that, in partial consideration for the Award, the Company is requiring that you agree to and comply with the terms of Section 8 and you hereby agree that without limiting any of the foregoing, should you violate any of the covenants included in Section 8 above, you will not be entitled to and shall not receive any additional awards under the Plan and this Award and the Restricted Shares, and any other award outstanding under the Plan will be forfeited.

SECTION 12. Clawback. Notwithstanding any provisions in this Award Notice to the contrary, any portion of the payments and benefits provided under this Award Notice or the sale of Shares shall be subject to a clawback to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any U.S. Securities and Exchange Commission rule. In addition, the Committee may, in its sole and absolute discretion, in the event of any breach by the Grantee of the provisions of Section 8: (i) cancel without any consideration any vested Shares or Restricted Shares granted pursuant to this Award, (ii) seek the recoupment of any gain realized by the Grantee upon the disposition of any Shares that have vested pursuant to this Award, and (iii) exercise rights of set-off, forfeiture or cancellation, to the full extent permitted by law, with respect to any other awards, benefits or payments otherwise due the Grantee from the Company, to the extent the Committee or its designee (solely with respect to any Grantee who is not subject to Section 16 of the Securities Exchange Act), in its sole discretion deems appropriate after considering the relevant facts and circumstances. Grantee agrees that any cancellation of awards and/or recoupment of Grantee’s compensation by the Company shall be in addition and without prejudice to any other remedies that the Company might elect to assert.

SECTION 13. Agreement to Permit Judicial Modification. If any provision of this Award Notice is held to be unenforceable by a court or other decision-maker, the remaining provisions shall be enforced to the maximum extent possible. If a court or other decision-maker should determine that any portion of this Award Notice is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found overbroad or unreasonable. Further, the restrictions contained in Section 8 shall be enforceable only to the extent permissible under the laws of the jurisdiction in which Grantee resides.

SECTION 14. Entire Agreement. This Award Notice represents the entire agreement of the parties with respect to the subject matter covered, supersedes any and all prior written or oral agreements, supersedes the Company’s “Outside Employment” policy, and cannot be modified except in a writing signed by both parties. The waiver by any party to this Award Notice of a breach of any of the provisions of this Award Notice shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

SECTION 15. Choice of Law. Any dispute arising out of or relating to this Award Notice or the breach thereof, or regarding the interpretation thereof shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

SECTION 16. Arbitration. Grantee agrees that except as expressly set forth in Section 8 (h), all disputes and any claims arising out of or under Section 8 of this Award Notice, shall be submitted for, and settled by, mandatory, final, and binding arbitration in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association, to be conducted in Wilmington, Delaware unless an alternative locale is agreed to in writing by the parties. The arbitrator will apply Delaware law to the merits of any dispute or claim without reference to rules of conflicts of law. Any award rendered by the arbitrator shall provide the full remedies available to the parties under the applicable law and shall be final and binding on each of the parties hereto and their heirs, executors, administrators, successors, and assigns and judgment may be entered thereon in any court having jurisdiction. The prevailing party in any such arbitration shall be entitled to an award by the arbitrator of all reasonable attorneys’ fees and expenses incurred in connection with the arbitration. Notwithstanding the foregoing, the Committee retains sole and plenary authority to administer the Plan pursuant to Section 3(b) of the Plan.

SECTION 17. Waiver of Jury Trial. The parties waive the right to a jury trial to the maximum extent permitted by law.

SECTION 18. Acceptance; Amendment of this Award Notice.

(a) Acceptance. The Company’s incentive compensation awards, including this Award, are subject to your agreement to the terms and conditions of the award, including this Award. To acknowledge your agreement to all of the terms and conditions of this Award, you must accept this Award within 45 calendar days following the date of grant first set forth above. You may accept this Award electronically through the systems of the third party administrator of the Plan. By utilizing such third party electronic acceptance process, Grantee understands and agrees that (i) Grantee will be electronically signing and returning this Award Notice to United Continental Holdings, Inc. as of the date entered in the records of such administrator; (ii) Grantee’s electronic signature is the legal equivalent of Grantee’s manual signature on this Award Notice; (iii) the Award Notice and the Plan have been provided to Grantee; (iv) Grantee accepts the Restricted Shares granted pursuant to this Award Notice; and (v) Grantee agrees to be legally bound by the terms and conditions of this Award Notice and the Plan (including but not limited to the confidentiality and non-competition obligations included in “Section 8. Restrictive Covenants” of this Award Notice).

If you have questions regarding how to accept this Award electronically or want instructions on how to accept this Award in writing, or if you have any questions regarding the terms and conditions of this Award or the Plan, contact                      at                     . The Company acknowledges and agrees that its obligations under this Award shall become effective upon your acceptance of this Award.

(b) Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Notice prospectively or retroactively; provided, however, that, except as set forth in Section 10(e) of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancelation, or termination that would materially and adversely impair your rights under this Award Notice shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Notice and the Restricted Shares shall be subject to the provisions of Section 7(c) of the Plan).

(c) Adequate Time. Grantee acknowledges that Grantee understands the terms and conditions set forth in this Award Notice and has had adequate time to consider whether to agree to them and to consult a lawyer or other advisor of your choice if you wish to do so.

For written acceptance:

By signing below and returning this Award Notice to United Continental Holdings, Inc., I hereby acknowledge receipt of this Award Notice and the Plan, accept the Restricted Shares granted to me pursuant to this Award Notice, and agree to be bound by the terms and conditions of this Award Notice and the Plan (including but not limited to the confidentiality and non-competition obligations included in “Section 8. Restrictive Covenants” of this Award Notice).

Grantee

Date

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